EXHIBIT 99.1

Sangui BioTech International , Inc.
1393 North Bennett Circle
Farmington, Utah 84025

c/o Sangui BioTech Gmbh
Alfred-Herrhausen-Str. 44
58455 Witten

Shareholders' meeting delayed to include FY 2008 report

Witten, Germany, September 17, 2008 - Sangui BioTech International, Inc., is currently preparing its financial statements for its 2008 financial year (ended June 30, 2008). The ensuing report on form 10KSB will be filed with the SEC and made public in due course. It will be included in the proxy materials for the forthcoming annual shareholders' meeting. This was also requested in a letter by the SEC. Subsequently, the shareholders' meeting will be delayed by a few weeks. Shareholders will be informed about the new schedule immediately after the pertaining resolutions will have been passed by the Board of directors.

SanguiBioTech GmbH is a subsidiary of Sangui Biotech International, Inc.
(www.pinksheets.com: SGBI)

For more information please contact:

Joachim Fleing
Phone: +49 (160) 741 27 17
Fax: +49 (2302) 915 191
e-mail: fleing@sangui.de

Forward Looking Statements

Some of the statements contained in this news release discuss future expectations, contain projections of results of operation or financial condition or state other “forward-looking” information. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions.  Important factors that may cause actual results to differ from projections include, among many others, the ability of the Company to raise sufficient capital to meet operating requirements.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.